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CHS Reports Third Quarter Fiscal Year 2024 Earnings
$297.3 Million in Third Quarter Net Income Contributed to Strong Nine-Month Earnings

ST. PAUL, MINN. (July 10, 2024) - CHS Inc., the nation’s leading agribusiness cooperative, today released results for its third quarter ended May 31, 2024. The company reported quarterly net income of $297.3 million and revenues of $9.6 billion compared to net income of $547.5 million and revenues of $12.0 billion in the third quarter of fiscal year 2023. For the first nine months of fiscal year 2024, the company reported net income of $990.5 million and revenues of $30.1 billion compared to record net income of $1.6 billion and record revenues of $36.1 billion in the first nine months of fiscal year 2023.
Third quarter fiscal year 2024 highlights:
•Financial performance was solid across our segments, although earnings were down from historically strong results in fiscal year 2023.
•Revenues decreased due to weaker commodity prices.
•Weaker grain and oilseed demand led to an earnings decline in our Ag segment compared to the prior year.
•More challenging market conditions, including less favorable refining margins, led to lower earnings in our Energy segment versus the previous year.
•Our equity method investments, led by our CF Nitrogen investment, performed well in evolving market conditions.

"Through the first nine months of our fiscal year, we have delivered strong financial results, including the third highest net income in our history," said Jay Debertin, president and CEO of CHS Inc. “Although we continue to feel the adverse impacts of softening margins for ag and energy commodities, CHS is well positioned to navigate this commodity cycle downturn through a strong focus on cost control and efficiency. We are performing well and our supply chain investments enable us to connect farmers and member cooperatives with the inputs and services they need to help feed a growing global population."

Energy
Pretax earnings of $97.9 million for the third quarter of fiscal year 2024 represent a $101.1 million decrease versus the prior year period and reflect:
•Decreased refining margins due to higher industry capacity utilization rates bringing additional refined fuel supply to the market, partially offset by lower costs for renewable fuel credits
•Higher costs for heavy Canadian crude oil

Ag
Pretax earnings of $108.5 million represent a $125.0 million decrease versus the prior year period and reflect:
•Lower crush margins in oilseed processing due to weaker meal and oil demand
•Decreased margins for wholesale and retail agronomy products, partly offset by higher volumes sold
•Compressed margins for our grain and oilseed product category caused by softer demand for U.S. commodities as trade flows shift as a result of a competitive global grain market

Nitrogen Production
Pretax earnings of $52.4 million represent a $3.9 million decrease versus the prior year period, attributed to decreased market prices for urea and UAN.

Corporate and Other
Pretax earnings of $51.1 million represent an $18.2 million decrease versus the prior year period, primarily reflecting lower equity income from Ventura Foods, which experienced less favorable market conditions for oil-based food products.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2024	2023	2024	2023
Energy	$97,850	$198,995	$416,264	$860,411
Ag	108,535	233,515	335,106	439,248
Nitrogen Production	52,366	56,263	125,834	234,869
Corporate and Other	51,117	69,347	135,168	154,084
Income before income taxes	309,868	558,120	1,012,372	1,688,612
Income tax expense	12,613	10,777	21,416	66,305
Net income	297,255	547,343	990,956	1,622,307
Net (loss) income attributable to noncontrolling interests	(19)	(156)	452	(111)
Net income attributable to CHS Inc.	$297,274	$547,499	$990,504	$1,622,418

*Earnings is defined as income (loss) before income taxes.

CHS Inc. (www.chsinc.com) creates connections to empower agriculture. As a leading global agribusiness and the largest farmer-owned cooperative in the United States, CHS serves customers in 65 countries and employs nearly 10,000 people worldwide. We provide critical crop inputs, market access and risk management services that help farmers feed the world. Our diversified agronomy, grains, foods and energy businesses recorded revenues of $45.6 billion in fiscal year 2023. We advance sustainability through our commitment to being stewards of the environment, building economic viability and strengthening community and employee well-being.

This document and other CHS Inc. publicly available documents contain, and CHS officers, directors and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2023. These factors may include changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the ongoing war between Russia and Ukraine; the escalation of conflict in the Middle East; the impact of inflation; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments, including COVID-19; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions, casualty losses and supply chain issues; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices, including failures or delays in achieving our strategies or expectations related to climate change or other environmental matters; the impairment of long-lived assets; the impact of bank failures; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.